Exhibit 99.1

New York Community Bancorp, Inc.
Declines the Opportunity to Participate
in the U.S. Treasury’s Capital Purchase Program

WESTBURY, N.Y.--(BUSINESS WIRE)--January 13, 2009--New York Community Bancorp, Inc. (NYSE: NYB) (the “Company”), the holding company for New York Community Bank and New York Commercial Bank, today announced that it has declined to participate in the Capital Purchase Program (the “CPP”) of the U.S. Treasury’s Troubled Asset Relief Program (“TARP”).

On December 31, 2008, the Company announced that its application for $596.0 million in capital under the CPP had received the U.S. Treasury’s preliminary approval and that its decision to participate would depend on its assessment of the related costs and benefits, as well as the potential impact on the long-term value of its shares. The Board of Directors of the Company completed that assessment today.

Commenting on the Board of Directors’ decision to decline the U.S. Treasury’s capital infusion, Chairman, President, and Chief Executive Officer Joseph R. Ficalora stated, “We believe that our current capital position is sufficient to support the communities we serve and to enhance shareholder value by growing our assets, our franchise, and our earnings capacity.

“We believe we are well positioned to continue the pursuit of our business model, which has been consistent in its emphasis on the production of multi-family loans on rent-regulated buildings, the maintenance of conservative credit standards, and the growth of our franchise through accretive acquisitions of local banks and thrifts. In 2008, the pursuit of this model resulted in the expansion of our net interest margin, the growth of our operating earnings, and the maintenance of our strong record of asset quality.

“In addition, our actions have bolstered the strength of our capital position, and contributed to the consistent classification of our subsidiary banks as “well capitalized” institutions under the FDIC Improvement Act.

“In view of these factors, and the potential ramifications of participating, the Board of Directors determined that it would be in our shareholders’ best interests to decline the opportunity to participate in the CPP. While this continues to be a challenging time for financial institutions, we look forward to pursuing and fulfilling our mission of serving our communities and enhancing shareholder value as our industry continues to be redefined by recent economic and market events,” Mr. Ficalora said.

As previously announced, the Company intends to issue its earnings for the three and twelve months ended December 31, 2008 at approximately 8:00 a.m. on January 27, 2009.

About the Company

With assets of $32.1 billion at September 30, 2008, New York Community Bancorp, Inc. is the 29th largest bank holding company in the nation and a leading producer of multi-family loans in New York City, with an emphasis on rent-regulated properties. The Company operates two bank subsidiaries—New York Community Bank, a thrift, with 178 locations in Metro New York and New Jersey, and New York Commercial Bank, with 38 locations in New York City, Westchester County, and Long Island, including 19 branches that operate under the name Atlantic Bank. At September 30, 2008, the Community Bank and the Commercial Bank had leverage capital ratios of 7.49% and 11.20%; Tier 1 risk-based capital ratios of 11.17% and 14.69%; and total risk-based capital ratios of 11.64% and 15.07%, respectively.

Reflecting its growth through a series of acquisitions, the Community Bank operates through six local divisions: Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, Roosevelt Savings Bank, Synergy Bank, and Garden State Community Bank. For more information about the Company and its bank subsidiaries, please visit www.myNYCB.com or www.NewYorkCommercialBank.com.

Forward-looking Statements and Associated Risk Factors

This release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements made. The forward-looking statements may include statements regarding business strategies, intended results, and future performance. Forward-looking statements are preceded by such terms as “expects,” “believes,” “anticipates,” “intends,” and similar expressions. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this document should be evaluated together with the uncertainties that affect the Company’s business, particularly those mentioned under the headings “Forward-looking Statements” and “Item 1A. Risk Factors” in the Company's Form 10-K for the year ended December 31, 2007, in its reports on Form 10-Q, and in its reports on Form 8-K, which the Company incorporates herein by reference.

CONTACT:
New York Community Bancorp, Inc.
Ilene A. Angarola, 516-683-4420
Executive Vice President &
Director, Investor Relations